Exhibit 10.5

PATENT SECURITY AGREEMENT dated as of May 2, 2014 (this “Agreement”), among INTERACTIVE DATA CORPORATION (the “Grantor”) and Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the Credit Agreement dated as of May 2, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Igloo Intermediate Corporation, a Delaware corporation (“Holdings”), Interactive Data Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent and (b) the Collateral Agreement dated as of May 2, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Collateral Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).

SECTION 3. Collateral Agreement. The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INTERACTIVE DATA CORPORATION,

By:	/s/ VINCENT A. CHIPPARI
Name:	Vincent A. Chippari
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to IDC Patent Security Agreement — Interactive Data Corporation]

BANK OF AMERICA, N.A., as Collateral Agent,

By:	/s/ ALYSA TRAKAS
Name:	Alysa Trakas
Title:	Director

[Signature Page to IDC Patent Security Agreement]

Schedule I

Loan Party	Registered Owner	Type	Registration / Application Number	Country Designation
Interactive Data Corporation	Interactive Data Corporation	SYSTEM AND METHOD FOR DISPLAYING TREND INDICATIONS	U.S. 7,707,100	USA
Interactive Data Corporation	Interactive Data Corporation	SYSTEM AND METHOD FOR DISPLAYING TREND INDICATIONS	U.S. 7,937,317	USA